SHUSTAK & PARTNERS, PC
Erwin J. Shustak (119152)
401 West "A" Street, Suite 2330
San Diego, California 92101
Telephone: (619) 696-9500
Facsimile: (619) 615-5290

Attorneys for Plaintiffs

BUCHALTER NEMER, PC
Michael L. Wachtell (47218)
Brian H. Newman (205373)
1000 Wilshire Blvd., Suite 1500
Los Angeles, California 90017-2457
Telephone: (213) 891-0700
Facsimile: (213) 896-0400

Attorneys for Defendant Davi Skin, Inc.

IRELL & MANELLA LLP
David Siegel (101355)
Charles Elder (186524)
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067-4276
Telephone: (310) 277-1010
Facsimile: (310) 203-7199

Attorneys for Defendants
Carlo Mondavi, Joshua LeVine, and Joseph Spellman

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

WEST DISTRICT

ROWE D. NELSON, et al., for themselves and derivatively on behalf of DAVI SKIN, INC., Plaintiffs, vs. DAVI SKIN, INC., et al., Defendants.	Case No. SC091146 Assigned to: Hon. Terry Friedman Department: J **NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION**

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO: ALL HOLDERS OF DAVI SKIN, INC. COMMON STOCK AS OF JUNE 21, 2007:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDERS' DERIVATIVE ACTIONS AND CLAIMS ASSERTED THEREIN.

HOLDERS OF DAVI SKIN, INC. COMMON STOCK AS OF JUNE 21, 2007 ARE ENTITLED TO OBJECT, IF THEY DESIRE, TO THE SETTLEMENT OF THE DERIVATIVE CLAIMS AS DESCRIBED HEREIN. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE SETTLED CLAIMS, INCLUDING THE RELEASED CLAIMS.

This Notice has been sent to you pursuant to an Order of the Superior Court of California, County of Los Angeles (the "Court"). The purpose of this Notice is to inform you that the above-entitled action (the "Action") is now pending in the Court and the parties thereto have reached a settlement which would fully, finally and forever resolve the Released Claims (including Unknown Claims), as defined herein, on the terms and conditions summarized in this Notice and as set forth in full in the Stipulation of Settlement dated as of June 21, 2007 (the "Stipulation").

This Notice is not intended and should not be construed as an expression of any opinion by the Court with respect to the truth of the allegations of the claims in the Action or the merits of the claims or defenses asserted. This Notice is merely to advise you of the pendency and proposed settlement of the Action and of your rights thereunder.

For further information regarding this settlement you may contact: Erwin J. Shustak, Esq., Shustak & Partners, P.C., 401 West "A" Street, Suite 2330, San Diego CA 92101.

I. <u>NOTICE OF HEARING ON PROPOSED SETTLEMENT</u>

A settlement hearing will be held on September 17, 2007, at 8:45 a.m., before the Honorable Terry B. Friedman, Judge of the Los Angeles Superior Court, at the Santa Monica Courthouse, 1725 Main Street, Santa Monica, CA 90401 (the "Settlement Hearing"). The purpose of the Settlement Hearing will be to determine: (1) whether the proposed settlement of the Action, as set forth in the Stipulation of Settlement on file with the Court, should be approved by the Court as fair, reasonable and adequate to Davi Skin, Inc. and its shareholders; and (2) whether judgment should be entered, dismissing the Action with prejudice as against all Settling Defendants (which judgment will also require and be conditioned upon the dismissal with prejudice of related individual claims against the Settling Defendants). The Settlement Hearing may be continued or adjourned from time to time by the Court at the Settlement Hearing or any continued or adjourned session thereof without further notice.

II. <u>DEFINITIONS USED IN THIS NOTICE</u>

1. "Davi" or "Company" shall mean Defendant Davi Skin, Inc., and all of its current and former directors, officers, principals, directors, managing or other agents, management personnel, shareholders, administrators, servants, employees, consultants, advisors, insurers, reinsurers, attorneys, accountants, representatives, parent companies, subsidiaries, related entities, divisions, affiliates, predecessors, successors and assigns, along with the heirs, spouses, executors,

administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such persons or entities.

2. "Settling Plaintiffs' Counsel" shall mean Shustak & Partners, P.C.

3. "Settling Defendants' Counsel" shall mean Buchalter Nemer, P.C., Irell & Manella LLP, and Farella, Braun + Martel LLP.

4. "Final" shall mean, with respect to the Judgment referenced below, that one of the following events has occurred: (1) the time for appealing the Judgment has expired; (2) following a final affirmance on appeal of the Judgment, the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the Judgments are finally affirmed on discretionary review; or (3) following a final dismissal of an appeal from the Judgment, the time to seek further discretionary review (including, without limitation, from the United States Supreme Court) has expired, or if discretionary review is allowed, such discretionary review proceedings are subsequently dismissed with prejudice or the dismissal being challenged is itself finally affirmed on discretionary review. Any proceeding or order, or any appeal or appeal for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

5. "Judgment" shall mean the judgment to be rendered by the Court dismissing the Action with prejudice, substantially in the form and content attached to the Stipulation of Settlement as Exhibit D.

6. "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined herein), demands, rights, liabilities, obligations, promises, acts, agreements, damages, actions and causes of action of every nature and description whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, whether or not concealed or hidden, asserted or that might have been asserted by Settling Plaintiffs on their own behalf or derivatively on behalf of Davi or its shareholders against the Settling Defendants, or by the Settling Defendants against Settling Plaintiffs, based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in this Action, or any claims related to the disclosures or the transactions referenced therein, however described, through and including the date of the execution of the Stipulation, including, without limitation, claims for negligence, negligent supervision, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, violations of any state or federal statutes, rules or regulations, actions taken or not taken by or on behalf of Davi since Davi's inception, or Davi's business plan, management, investments or operations. "Released Claims" shall not include any claims or rights, including rights of indemnification or advancement, of any Settling Defendant against Davi arising under Nevada corporation law, Davi's Articles of Incorporation or Bylaws, or any agreement between Davi and such Settling Derivative Defendant.

7. "Settling Defendants" means Carlo Mondavi, Joshua LeVine, Joseph Spellman, Timothy Mondavi, Robert Mondavi and Davi Skin, Inc., or any of them.

8. "Settling Parties" shall mean Settling Defendants and Settling Plaintiffs.

9. "Settling Plaintiffs" shall mean Rowe D. Nelson, Raymond Williams, Goldberg Cravitz, Takahiro Tashio, Son Lac Bui, Nicholas Armas, the Estate of Sam R.B. Medley, Richard A. Burdine, Mark Czaja, Mikael Kyling, Frank Smith, Nancy Smith, John O. Burns, Lawrence C. Blanton, Gary D. Hutton, C.C. Hutton, Daniel Shumny, Darleen Eaves, Robert G. Winegar, Milton Leroy Mecham as Trustee of the M.Leroy Mecham Family Trust U/A dated June 1, 1999 as amended and restated as the Trustee of the M. Leroy Mecham and Geri L. Mecham Family Trust, Maurice Wooden, Geary Trigleth, David G. Trigleth, William T. Trigleth III, Sherron Hill and Afton Hill as Trustees of the Hill Family Trust UAD March 24, 1999, Michael Hardy, Dean Smith, David and Heidi Smith, Jeffrey Hill, Google Trading Limited Partnership, Randy E. Broadhead individually and as Trustee of the Broadhead Family Trust, Blair F. Hadley, Leslie Hadley, Troy B. Hadley, Brian Miller and Nicole Miller, Brett and Andreya Coleman, Todd Coleman, Richard and Kathyrn Coleman, and Bradley Peterson, on behalf of themselves and derivatively on behalf of Davi.

10. "Unknown Claims" means any Released Claims which any Settling Party does not know or suspect to exist in his, her or its favor at the time of the release of the other Settling Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the other Settling Parties, or might have affected his, her or its decision not to object to this settlement. After each consulting with counsel of their choice, with respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties waive the provisions, rights and benefits of California Civil Code § 1542, which provides:

> A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Settling Parties waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Civil Code § 1542. Each of the Settling Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each shall be deemed to have fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and a key element of this settlement and the releases herein.

III. SUMMARY OF THE DERIVATIVE ACTION

1. Background

Davi is a start-up company engaged in developing and marketing luxury skin care goods, high-quality stemware, and other products. Settling Plaintiffs are a group of Davi shareholders. On September 20, 2006, some of the Settling Plaintiffs filed a Complaint alleging individual and derivative claims against the Settling Defendants in the Superior Court of the State of California, County of Los Angeles (the "Court"), entitled Rowe D. Nelson, et al. v. Davi Skin, Inc., et al.,

Case No. SC091146 (the "Action"). On or about October 26, 2006, Settling Plaintiffs filed a First Amended Complaint. On or about February 23, 2007, Settling Plaintiffs filed a Second Amended Complaint (the "SAC").

Generally, Plaintiffs allege that Davi's officers and directors committed fraud and breached fiduciary duties owed to Davi and its shareholders by, among other things, causing or allowing the Company to disseminate to the market materially misleading inaccurate information, placing their own personal interests above the Company's, and committing acts which allegedly injured the Company. The First, Second, Third, Fourth, Fifth, Sixth, Tenth, Thirteenth, Fourteenth, and Fifteenth claims of the SAC allege derivative causes of action on behalf of Davi against some or all of Settling Defendants. The Seventh, Eighth, Ninth, Tenth, Eleventh, and Twelfth claims of the SAC allege individual causes of action against some or all of the Settling Defendants.

The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged against them by the Settling Plaintiffs. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in this Action. The Settling Defendants have further asserted that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Davi and Davi shareholders.

2. Settlement Negotiations

In or around January 2007, Settling Plaintiffs and their counsel began a dialogue with Settling Defendants and their Counsel regarding the possible settlement of the Action. Following these negotiations, the Settling Plaintiffs and the Settling Defendants were able to reach an agreement in principal which was memorialized in the Stipulation of Settlement ("Settlement"). The Settlement is conditioned, among other things, upon this Settlement being approved by the Court, a Judgment being entered that becomes Final, and the dismissal of each of the derivative and individual claims against the Settling Defendants with prejudice.

IV. CLAIMS OF THE SETTLING PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Settling Plaintiffs believe that, when brought, their derivative claims had merit, and that upon completion of the settlement on the terms described herein, Davi will have derived a substantial benefit. The Settling Plaintiffs also believe that as a result of and following the initial commencement of their derivative claims, Davi has taken certain steps to further develop its product lines, business operations and its corporate governance. The Settling Plaintiffs further recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Settling Defendants through trial and through appeals. Settling Plaintiffs have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this, as well as the difficulties and delays inherent in such litigation. Settling Plaintiffs also are mindful of the inherent problems of proof and possible defenses to the claims asserted against the Settling Defendants in this Action.

In light of the foregoing, Settling Plaintiffs believe that the Settlement set forth in the Stipulation confers substantial benefits upon Davi, have determined that the Settlement set forth in the Stipulation is in the best interests of the Settling Plaintiffs and the Company.

V. SETTLING DEFENDANTS' STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Settling Plaintiffs. The Settling Defendants assert that their conduct was proper and that there was no fraud and no breach of fiduciary or other duties, deny any

liability or wrongdoing whatsoever, including, but not limited to, each of the allegations asserted in the Action, assert that the Action is subject to a number of procedural defenses, and further assert that Davi has not sustained any damages as a result thereof. Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of Davi and its shareholders.

Nonetheless, the Settling Defendants have also concluded that further conduct of the claims against the Settling Defendants would be protracted and expensive, and that it is desirable that those claims be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. The Settling Defendants have, therefore, determined that it is desirable and beneficial to them that the claims asserted against them be settled in the manner and upon the terms and conditions set forth in this Stipulation.

The Settling Defendants enter into the Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind. There has been no adverse determination by any court against any of the Settling Defendants on the merits of the claims asserted by the Settling Plaintiffs. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Settling Defendants of the merit or truth of any of the allegations or wrongdoing of any kind on the part of any of the Settling Defendants. The Settling Defendants enter into the Stipulation and Settlement based upon, among other things, the parties' agreement herein that, to the fullest extent permitted by law, neither the Stipulation nor any of the terms or provisions, nor any of the negotiations or proceedings connected therewith, shall be offered as evidence in the Action or in any pending or future action or other proceeding to establish any liability or admission by any of the Settling Defendants or any other matter adverse to any of the Settling Defendants.

VI. SUMMARY OF TERMS OF THE PROPOSED SETTLEMENT

Since the commencement of the Action, Davi has undertaken efforts to develop and expand its product line, has commenced the marketing and sale of its products through prestigious retailing sources, and has established itself as a recognized emerging company in the field of quality cosmetic products and related items. The Settling Defendants agreed to continue those efforts. Davi has also, with the consultation of Settling Plaintiffs' Counsel, agreed to expand and enhance its corporate governance, including engaging a new Chief Financial Officer, the selection of at least one new independent director, and conducting a meeting of Davi's shareholders. Some of these corporate governance enhancements have already been adopted and implemented.

The Company and its Board of Directors are satisfied that the foregoing constitutes reasonably equivalent value for the dismissal of the Action with prejudice and the release of the Released Claims, and is a fair, reasonable and adequate resolution of the Action and the Released Claims on the Company's behalf and is in the best interests of the Company and the Company's shareholders.

VII. SUMMARY OF DISMISSAL AND RELEASES

If the proposed Settlement is approved by the Court, the Court will enter a Judgment dismissing the Action with prejudice as to all of the Settling Parties. Claims for violation of the Stipulation (including any exhibits) are preserved.

The Settlement provides for the release of the Settling Parties from all Released Claims (including "Unknown Claims"). This would include the release of any derivative claims that any Davi shareholder could bring on behalf of Davi against the Settling Defendants (including their

past and present officers, directors, agents, representatives and attorneys) arising out of the facts or transactions that were alleged or that could have been alleged in the Action. This also includes the release of the Settling Plaintiffs from any Released Claims (including "Unknown Claims").

VIII. PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF COSTS AND EXPENSES

The Settling Parties have agreed that an amount up to but no greater than $250,000 shall be paid to Plaintiffs' Counsel, subject to the Court approval. Davi and the Settling Defendants shall not otherwise be liable for any fees or costs incurred by Plaintiffs' Counsel. Davi agrees that it will not oppose any application submitted by Plaintiffs' Counsel for attorneys fees, costs and expenses up to $250,000.

IX. CONDITIONS OF SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include, among other things: (1) the entry of the Judgment by the Court dismissing the Action with prejudice, as provided for in the Stipulation; and (2) the Judgment has become Final. If any of the conditions is not met, the Stipulation might be terminated, and, if terminated, will become null and void, and the Settling Parties will be restored to their respective positions as of May 10, 2006.

X. THE RIGHT TO BE HEARD AT THE HEARING

Any Davi stockholder may appear at the Settlement Hearing to show cause why the proposed settlement should not be approved or why a judgment should or should not be entered thereon. Any such stockholder must deliver a written notice of objection including the basis therefor, together with proof of current ownership of Davi common stock, on or before September 4, 2007, to each of the following:

Clerk of the Court
California Superior Court, Los Angeles County
Department J
1725 Main Street,
Santa Monica, CA 90401

SHUSTAK & PARTNERS, P.C.
Erwin J. Shustak, Esq.
401 West "A" Street, Suite 2330
San Diego, CA 92101
Attorneys for Plaintiffs

BUCHALTER NEMER, P.C.
Michael L.Wachtell, Esq.
1000 Wilshire Boulevard, Suite 1500
Los Angeles, CA 90017
Attorneys for Nominal Defendant Davi Skin, Inc.

IRELL & MANELLA LLP
Charles Elder, Esq.
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
Attorneys for Defendants Carlo Mondavi, Joseph Spellman, and Joshua LeVine

FARELLA BRAUN + MARTEL LLP
Richard Van Duzer, Esq.
324 Montgomery Street, 17th Floor
San Francisco, CA 94104
Attorneys for Defendants Robert Mondavi and Timothy Mondavi

Unless otherwise ordered by the Court, any shareholder of Davi who does not make his, her or its notice of objection in the manner provided shall be deemed to have waived all objections and opposition to the fairness, reasonableness and adequacy of the proposed settlement of the Action.

XI. EXAMINATION OF PAPERS

This Notice is a summary and does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you may desire to review the Stipulation filed with the Court, which may be inspected during business hours, at the office of the Clerk of the Court, California Superior Court, Los Angeles County, 1725 Main Street, Santa Monica, CA 90401.

If you have any questions about the Settlement of the Action, you may contact Plaintiffs' Counsel by writing:

SHUSTAK & PARTNERS, P.C.
Erwin J. Shustak, Esq.
401 West "A" Street, Suite 2330
San Diego, CA 92101

Attorneys for Plaintiffs

DO NOT TELEPHONE THE COURT OR ANY REPRESENTATIVE OF DAVI REGARDING THIS NOTICE.

DATED: July 24, 2007

BY ORDER OF THE CALIFORNIA SUPERIOR COURT FOR LOS ANGELES COUNTY